UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2016

Assurant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Liberty Street, 41st Floor, New York, New York		10005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-859-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Estimated Reportable Catastrophe Losses for Second Quarter 2016

Assurant Inc. ("Assurant") reported today that it expects to record $22-$28 million of pre-tax reportable catastrophe losses, net of reinsurance, related to severe weather events in its Specialty Property operating segment for second quarter 2016. Reportable catastrophe losses for Assurant include individual Insurance Services Office (ISO) defined catastrophic events in which losses exceed $5 million, net of reinsurance. These events included floods, wind and hailstorms, with the majority of losses in Texas.

Assurant will release actual reportable catastrophe losses as part of its 2016 second quarter results on Tuesday, July 26, 2016, after the market closes, with the news release available on Assurant's website at www.assurant.com.

Cautionary Note Regarding Forward-Looking Statements. Some of the statements included in this filing, particularly estimated reportable catastrophe losses, may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's best estimates, assumptions and projections and are subject to significant uncertainties. Assurant undertakes no obligation to update any forward-looking statements in this news release as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect our results, please refer to the risk factors identified in our annual and periodic reports, including but not limited to our 2015 Annual Report on Form 10-K and our First Quarter Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission.

This Current Report is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

July 13, 2016	By:	/s/ Bart R. Schwartz

Name: Bart R. Schwartz
Title: Executive Vice President, Chief Legal Officer and Secretary